UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2004
Date of report (date of earliest event reported)

EMISPHERE TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10615

(Commission File Number)

13-3306985

(I.R.S. Employer Identification Number)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

914-347-2220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2004, Emisphere Technologies, Inc. (“Emisphere”) entered into a Research Collaboration Option and License Agreement with Novartis Pharma AG (“Novartis”) whereby Novartis obtained an option right to license Emisphere’s technology to develop oral forms of parathyroid hormone (“PTH”), should Emisphere be successful in fully reacquiring the rights to PTH from Eli Lilly and Company (“Lilly”).  We are in litigation with Lilly concerning, among other things, an alleged violation by Lilly of the research and collaboration agreements relating to PTH and we have given Lilly notice of our termination of those agreements.  If Novartis exercises its option to the license, Emisphere is eligible for milestone payments totaling up to a maximum of $30 million, plus royalties on sales of the product.

Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

Item 2.03 Creation of a Direct Financial Obligation

Contemporaneously with entering into the agreement in Item 1.01 above, Novartis purchased from Emisphere a $10 million convertible note maturing December 1, 2009.  The note bears interest at an annual rate of 3% prior to December 1, 2006, 5% from December 1, 2006 through December 1, 2008, and 7% from that point until maturity on December 1, 2009.  The repayment of the note is not contingent on the outcome of our current litigation with Lilly.  Repayment is at Emisphere’s option in cash or stock.  The stock price is set at the time of conversion.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release of Emisphere Technologies, Inc. dated December 1, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMISPHERE TECHNOLOGIES, INC.

Date: December 7, 2004	By:	/s/ DR. MICHAEL M. GOLDBERG

	Name:	Dr. Michael M. Goldberg
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued December 1, 2004.

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